Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
QT Imaging Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Other(2)	220,000(3)	6.22	$1,368,400.00	.00013810	$188.98
Total Offering Amounts						$1,368,400.00		$188.98
Total Fees Previously Paid								$0.00
Total Fee Offsets								$0.00
Net Fee Due								$188.98
(1)    Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share (“Common Stock”) of QT Imaging Holdings, Inc. (the “Registrant”) that become issuable under the Registrant’s Inducement Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock.

(2)    Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated on the basis of $6.22 the average of the high and low prices of the Registrant’s Common Stock on November 12, 2025, as reported on the OTCQB Venture Market.

(3)    Represents shares of Common Stock issuable pursuant to the Plan being registered herein, which shares consist of shares of Common Stock reserved and available for delivery with respect to awards under the Plan, shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan.